Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 29, 2023, relating to the consolidated financial statements of MicroAlgo Inc. and subsidiaries (formerly known as Venus Acquisition Corporation (the “Company”) (the “Company”) for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Onestop Assurance PAC

Singapore

December 18, 2023